QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.51

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

        This Confidential Separation Agreement and General Release ("Agreement") is entered into between Erik Rebich (hereinafter "Employee") and Crocs, Inc. (hereinafter the "Company"), hereinafter collectively referred to as the "Parties." As used in this Agreement, the "Company" shall include Crocs, Inc. and any of its affiliates, subsidiaries, or divisions. Should Employee fail to execute this Agreement by December 31, 2009, the offer extended hereunder shall be deemed revoked by Company. Simultaneously herewith, Employee and Company are executing a separate Consultant Services and Confidentiality Agreement beginning on January 1, 2010 (the "Consulting Agreement") (the reference to of which is a mere recital and the parties agree that the entering into such Consulting Agreement is not consideration under this Agreement and that the terms of the Consulting Agreement are not incorporated in any way into each other by this mere recital).

        Employee's employment with the Company terminated effective as of December 31, 2009. By this Agreement, Employee and the Company desire to resolve any claims or disputes Employee may have against the Company that exist at the time this Agreement is executed by the Parties. Therefore, in consideration of all mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between Employee and the Company as follows:

        1.     The Company will pay Employee the sum of $ 250,000.00 (which equates to one year's base salary), plus $125,000.00 (which represents the Employee's anticipated target bonus for 2009 if Employee was employed by the Company at the time of the determination of the bonus award) for a total amount of $375,000.00 ("Severance Amount"), less any and all required and/or authorized deductions and withholdings. Company will pay the Settlement Amount within seven (7) calendar days following December 31, 2009, if Company is in receipt of a notarized copy of this Agreement executed by Employee, as well as a signed letter of resignation by which Employee resigns as Secretary of any Company's entities and Employee has returned of all Company property (except that Employee may keep his current Blackberry and laptop after such computer has been mirror imaged by the Company's IT Department and Employee will make such computer available for reimaging as requested by Company and will return the same upon demand of the Company). In addition, the Company will accelerate the vesting of the 33,334 unvested shares of Crocs, Inc. stock on December 31, 2009, subject to the RSA Agreement entered into between Company and Employee on or about November 17, 2008 (the "08 RSA Grant"). Employee will be responsible for the payment of any taxes on the 08 RSA Grant that are due and payable to the Company prior to transfer to Employee.

        Employee shall also be entitled to participate in the Company's health insurance programs as applicable to officers in good standing who retire from the Company so long as Company, in its sole discretion, continues to offer the same to former employees. Employee acknowledges that nothing herein requires Company to continue in such health insurance plan in the future. Company will give Employee reasonable notice of its decision to terminate such coverage in the future.

        2.     The Company and Employee represent and warrant to each other that no amount is obliged to be paid to or from the Company in relation to the Employee's employment with the Company through December 31, 2009, except pursuant to this Agreement. Employee acknowledges that Employee has received all wages or other compensation owed to Employee for Employee's services to the Company through the effective date of Employee's separation, that the payment referenced in paragraph 1, above, is in addition to any wages or other compensation owed to Employee and that Employee is not otherwise entitled to the payment referenced in paragraph 1. Employee shall submit any requests for allowed expense reimbursements (with proper documentation) by December 31, 2009 or such expense requests shall be deemed denied.

        3.     For and in consideration of this Agreement, Employee, for himself and his respective heirs, successors and assigns, hereby releases and discharges the Company, its successors, assigns, agents, representatives, attorneys, principals, insurers, its past and present directors, officers, shareholders and employees, and any and all other persons, firms or corporations who are or might be liable through Company, from any and all claims, actions, causes of action, damages, demands, costs, loss of service, expenses, wages, or compensation of any kind (hereinafter "Claims"), whether such Claims are known or unknown, arising from the beginning of time to the date of this Agreement.

        The Claims released by this Agreement include, but are not limited to:

          (a)   any and all Claims arising out of or relating to the statements, actions or omissions of the Company;

          (b)   any and all Claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance or regulation or common law, including, without limitation, Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Fair Credit Reporting Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Colorado Wage Act, the Colorado Anti-Discrimination Act, the Family and Medical Leave Act, or any similar state laws or statutes;

          (c)   any and all Claims for alleged wrongful or constructive discharge, breach of contract, breach of implied contract, failure to keep any promise, breach of a covenant of good faith and fair dealing, breach of fiduciary duty, estoppel, defamation, infliction of emotional distress, fraud, misrepresentation, negligence, harassment, retaliation or reprisal, invasion of privacy, interference with contractual or business relationships, any other wrongful employment practices, and violation of any other principle of common law;

          (d)   any and all Claims for compensation of any kind, including, without limitation, salary, bonuses, commissions, wages, stock-based compensation or stock options, vacation pay, and retirement or pension plan contributions;

          (e)   any and all Claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages and punitive damages;

          (f)    any and all Claims for attorneys' fees, costs and interest; and

          (g)   any and all Claims relating to Employee's employment with the Company and/or Employee's separation from the Company.

        However, nothing herein is intended to deprive Employee of the benefits of the Indemnification Agreement entered into between Employee and Company on or about August 9, 2005 as applicable to Employee during the course of his employment with the Company through December 31, 2009. As such, said Indemnification Agreement is specifically excluded from any releases or waivers provided by Employee to Company herein.

        4.     To the extent not otherwise required by law, the Parties expressly agree that they will keep the terms of this Agreement STRICTLY CONFIDENTIAL. The Parties further agree that they will not communicate (orally or in writing), or in any way voluntarily disclose or allow or direct others to disclose the terms of this Agreement to any person, judicial or administrative agency or body, business entity or association, or anyone else for any reason whatsoever, unless required to do so to enforce the terms of this Agreement, or pursuant to lawful subpoena or to an order of a court of competent jurisdiction, or as otherwise required by law (including any disclosure required under applicable SEC regulations); except that Employee may disclose the terms of this Agreement to Employee's spouse, attorney and tax or financial advisor, and the Company may publicly disclose the terms of this Agreement as required by any SEC regulations or other applicable law, and/or may also disclose the

Agreement to persons within the Company with a need to know, the Company's attorneys, and the Company's tax or financial advisors. If a non-public disclosure is made to any of the persons listed above, Employee and the Company agree to inform such persons of the confidentiality requirements of this Agreement and will not make any disclosure to such persons without first obtaining the agreement of those persons to keep the information confidential. It is expressly agreed that the provisions of this paragraph are essential provisions of, and partial consideration for, this Agreement between the Parties. However, as stated above, the parties hereto acknowledge that any terms or copies of this Agreement that are required to be publicly disclosed under any applicable SEC regulations shall not violate this provision. As such, if any terms of this Agreement are publicly disclosed, through an SEC filing or otherwise, such terms shall be considered in the public domain for the purpose of this Agreement and further disclosure of such terms shall not be considered a breach of this Agreement by either party.

        5.     Employee recognizes that his dealings in the matter in which he has been involved and with the personnel of the Company are confidential to the Company. "Confidential information" means information (1) disclosed to or known by Employee as a consequence of or through his employment with the Company; (2) not generally known outside the Company's business; and (3) which relates to the Company's business. It is understood that such Confidential Information of the Company includes matters that Employee has learned from other employees of the Company. For a period of five (5) years from the execution date of this Agreement, Employee will not, except as the Company may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, or publish any Confidential Information of the Company, or authorize anyone else to do these things at any time either during or subsequent to his employment with the Company, except as required by a lawful subpoena or to an order of a court of competent jurisdiction, or upon written consent of the Company. In the event information is requested pursuant to a lawful subpoena or order from a court of competent jurisdiction, Employee agrees to provide written notice to the Company before responding to such subpoena or order. This clause shall continue in full force and effect with respect to any specific Confidential Information and shall cease only when that specific portion of the Confidential Information becomes publicly known through no fault of Employee. For the purposes of this Agreement, Confidential Information shall not include information that: (i) is in the public domain other than through the fault of the receiving party, (ii) is already lawfully in the receiving party's possession at the time of the disclosure by the disclosing party; (iii) is disclosed to the receiving party by a third party who is not, to the receiving party's knowledge, prohibited from disclosing the information pursuant to any fiduciary, contractual or other duty to any such person.

        6.     Employee affirms that he has returned all of the Company's property, documents and/or confidential information in his possession or control or will do so by the close of business on December 31, 2009. Employee also affirms that, to the best of his knowledge, he is in possession of all of his property that he had at the Company's premises and that the Company is not in possession of any of his property.

        7.     Employee has not assigned any claims or rights released in this Agreement.

        8.     If contacted by a third party for a reference or inquiry, the Company will follow its general policy of providing to prospective employers only Employee's dates of employment and positions held.

        9.     By entering into this Agreement, the Company does not admit that it engaged in any unlawful or improper conduct, or that it is legally obligated to Employee in any way.

        10.   The consideration stated herein is contractual and not merely a recital. The Parties hereto execute and deliver this Agreement after being fully informed of its terms, contents and effects. The Parties acknowledge that this Agreement is a negotiated agreement that both Parties have reviewed with their attorneys, that both Parties have had a full opportunity to revise the language of the Agreement, and that, in the event of a dispute, the Agreement should not be construed in any way either for or against a party based on whether a particular party was or was not the primary drafter of this Agreement.

        11.   This Agreement shall be effective, binding on the Parties, and in full force and effect immediately following the execution of the Agreement by both Parties.

        12.   This Agreement may be executed in counterparts and shall be fully enforceable in all regards if executed in such manner as if it had been executed as a single document. Signatures obtained by facsimile shall constitute effective execution of this Agreement.

        13.   Employee and the Company agree that all the terms of this Agreement are contained in this document, that no statements or inducements have been made contrary to or in addition to the statements herein, that the terms hereof are binding on and enforceable for the benefit of Employee's successors and assigns, that the Agreement shall be governed by Colorado law, and that the provisions of this Agreement are severable, so that if any paragraph of this Agreement is determined to be unenforceable, the other paragraphs shall remain valid and fully enforceable.

Accepted and agreed as of this            day of                        2009.

        EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION ENTERS INTO THIS SEPARATION AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST THE COMPANY.

ERIK REBICH

STATE OF COLORADO	)
	)	ss.
COUNTY OF BOULDER	)

        The above and foregoing instrument was acknowledged before me by Erik Rebich, this                        day of                                    , 2009.

            WITNESS my hand and official seal.

            My commission expires:

Notary Public

CROCS, INC.

By:
Title:
Name:

STATE OF COLORADO	)
	)	ss.
COUNTY OF BOULDER	)

        The above and foregoing instrument was acknowledged before me by                                    , the                                    of Crocs, Inc. this            day of                        , 2009.

            WITNESS my hand and official seal.

            My commission expires:

Notary Public

QuickLinks

  EXHIBIT 10.51
CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE